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                                 PRESS RELEASE
                                 =============


PATAPSCO BANCORP, INC.
FOR FURTHER INFORMATION CONTACT MICHAEL J .DEE, PRESIDENT
410-285-9313 (email: mdee@patapscobank.com)


              PATAPSCO BANCORP, INC. ANNOUNCES 3RD QUARTER EARNINGS
              -----------------------------------------------------

Baltimore, Md. April 17, 2008 - Patapsco Bancorp, Inc. (OTC, Electronic Bulletin
Board: PATD), the parent company of The Patapsco Bank, announced earnings of $1.6 million or $0.85 fully diluted earnings per share for the nine-months ended March 31, 2008 compared to earnings of $857,000 or $0.44 fully diluted earnings per share for the comparable period in the prior year.

         For the third quarter of the Company's fiscal year 2008, ended March 31, 2008 the Company announced earnings of $1.4 million or $.73 diluted earnings per share as compared to net income of $141,000 or $.07 diluted earnings per share for the prior year comparable period.

         The Company's results were positively impacted by the previously announced $2.0 million termination fee in the form of a promissory note received from Bradford Bancorp, Inc. resulting from the mutual termination of the Agreement and Plan of Merger that had originally been executed on March 19, 2007. This income was somewhat offset by higher provisions for loan losses in both the nine and three month periods ended March 31, 2008 as well as expenses related to the recently terminated merger agreement .

          On January 3, 2008, Patapsco Bancorp, Inc., and Bradford Bancorp, Inc., announced that they had mutually terminated the Agreement and Plan of Merger that had originally been executed on March 19, 2007. Pursuant to the termination agreement, Bradford Mid-Tier Company has agreed to pay Patapsco Bancorp a termination fee of $2.0 million payable in the form of a promissory note.

         As of March 31, 2008, Patapsco Bancorp, Inc. reported assets of $264 million, loans of $222 million and total stockholders' equity of $20.0 million compared to assets of $255 million, loans of $220 million and total stockholders' equity $18.9 million at June 30, 2007, the Company's previous fiscal year end.

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         The Company's principal subsidiary, The Patapsco Bank, had non-performing assets equal to 0.86% of total assets at March 31, 2008 compared to .19% at the Company's previous fiscal year end.

         Attached hereto is a summary of the unaudited financial highlights for the period and a comparison to the same period in the previous year.

         The Patapsco Bank serves its community from its Baltimore County offices located in Dundalk, Parkville, Glen Arm, Glen Meadows, Carney and its Baltimore City office located in Hampden.

         When used in this Press Release, the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties including changes in economic conditions in Patapsco Bancorp's market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in Patapsco Bancorp's market area, and competition that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. Patapsco Bancorp wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Patapsco Bancorp wishes to advise readers that the factors listed above could affect Patapsco Bancorp's financial performance and could cause Patapsco Bancorp's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. Patapsco Bancorp does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

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FINANCIAL HIGHLIGHTS (UNAUDITED)
PATAPSCO BANCORP, INC. AND SUBSIDIARY

=====================================================================================================================

                                                        For the Nine Months              For the Three Months Ended
                                                             March 31,                            March 31,
                                                    ----------------------------         ----------------------------
   (Dollars in thousands, except per share data)        2008          2007                   2008          2007
=====================================================================================================================
OPERATING RESULTS:

Interest income                                           $13,045       $12,131               $4,281        $4,207
Interest expense                                            6,562         5,468                2,168         1,967
                                                          -------       -------               ------        ------
Net interest income                                         6,483         6,663                2,113         2,240
Provision for loan losses                                     900           285                  300           175
                                                          -------       -------               ------        ------
Net interest income after provision                         5,583         6,378                1,813         2,065
   for loan losses
Other Noninterest income                                    2,624           625                2,209           221
Noninterest expense                                         5,601         5,641                2,056         2,067
Provision for income taxes                                    957           505                  558            78
                                                          -------       -------               ------        ------
Net income                                                $ 1,649       $   857               $1,408        $  141
                                                          =======       =======               ======        ======
PER SHARE DATA:

Net income per share, basic                               $  0.86       $  0.45               $ 0.73        $ 0.07
Net income per share, diluted                             $  0.85       $  0.44               $ 0.73        $ 0.07

Book Value per common share                               $ 10.42       $ 10.01
Tangible Book Value per Share (1)                         $  8.72       $  8.29
Period End Stock Price                                    $ 10.75       $ 23.25
Stock Price as a percentage of tangible book value         123.28%       280.46%

PERFORMANCE RATIOS: (2)

Return on average assets                                     0.85%         0.47%                2.14%         0.23%
Return on average equity                                    11.53%         6.03%               28.42%         2.92%
Net interest margin                                          3.55%         3.91%                3.41%         3.80%
Net interest spread                                          3.28%         3.61%                3.13%         3.52%

                                                                 AT
                                                    ----------------------------
                                                       March 31       June 30
                                                         2008          2007
                                                    ----------------------------
BALANCES

Net Loans                                                $221,731      $220,239
Total Assets                                             $264,425      $255,458
Deposits                                                 $195,980      $189,712
Borrowings                                               $ 45,300      $ 43,800
Stockholder's Equity                                     $ 19,967      $ 18,916

CAPITAL & CREDIT QUALITY RATIOS

Stockholders' equity to total assets                         7.55%         7.39%
Allowance for loan losses to total loans                     0.73%         0.50%
Nonperforming assets to total assets                         0.86%         0.19%
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(1) Tangible book value per share deducts goodwill from common equity.
(2) Amounts for the three and nine month periods ended March 31, 2008 and 2007 are annualized.